Exhibit 99.5

A Proposals — The Board of Directors of Southern States Bancshares, Inc. recommends a vote FOR Proposals 1 and 2. 045LJD Proposal 1 – Approval of the Agreement and Plan of Merger, dated March 31, 2025, by and between FB Financial Corporation and Southern States Bancshares, Inc., and the transactions contemplated thereby, including the merger of Southern States Bancshares, Inc. with and into FB Financial Corporation, with FB Financial Corporation as the surviving corporation (the “merger”). Proposal 2 – Approval of one or more adjournments of the Special Meeting of Southern States Bancshares, Inc., if necessary or appropriate, to solicit additional proxies in favor of approval of Proposal 1. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 02BV You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SSBK or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:00 p.m., Central Time, on June 25, 2025. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SSBK Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SSBK Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — June 26, 2025 The undersigned stockholder hereby appoints either Mark A. Chambers and Lynn J. Joyce and each of them, or, if not designated by the undersigned, such other person(s) as the Board of Directors of Southern States Bancshares, Inc. (“Bancshares”) may designate, as proxy for the undersigned with full power of substitution, to represent the undersigned and to vote all shares of the common stock of Bancshares which the undersigned is entitled to vote at the Special Meeting of stockholders of Bancshares that will be held at 615 Quintard Ave., Anniston, AL 36201 at 8:00 a.m., Central Time, on June 26, 2025, and at any adjournment thereof, on all matters that may properly come before such Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE AND TWO AND AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING (WHICH WE DO NOT EXPECT). This proxy also gives authority to the proxy holders to vote on matters incident to the conduct of the Special Meeting. (Items to be voted appear on reverse side) Southern States Bancshares, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. The Special Meeting of Stockholders of Southern States Bancshares, Inc. will be held at 615 Quintard Ave., Anniston, AL 36201 on June 26, 2025 at 8:00 a.m. Central Time.